                        OPPENHEIMER QUEST FOR VALUE FUNDS

                                 Amendment to
                             Declaration of Trust
                                      of
                      Oppenheimer Quest For Value Funds

WHEREAS, by a Declaration of Trust ("Declaration") dated March 13, 1987, as amended, Oppenheimer Quest for Value Funds, a Massachusetts business trust
("Trust"), was established under the laws of the Commonwealth of
Massachusetts and currently has three series; and

WHEREAS, it is advisable for the Trust to change the name of one of its series and amend the residing agent's address of record;

NOW THEREFORE:

1.    The undersigned, being all the Trustees of the Trust, acting pursuant to Article VI, section 9 of the Trust, hereby resolve that the
      Oppenheimer Quest Balanced Value Fund, a series of the Trust, change its name to the following: "Oppenheimer Quest Balanced Fund".

2.    The undersigned being all the Trustees of the Trust herby amends
      Article XII, section 2, Resident Agent by deleting it in its entirety
                              --------------
      and replacing it with the following:
            The Trust hereby appoints CT Corporation as its resident agent in the Commonwealth of Massachusetts, whose address is 101 Federal
            Street, Boston, Massachusetts, 02110.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the
24th day of February, 2004.

/s/ John Cannon                           /s/ Robert G. Galli
---------------                           -------------------
John Cannon                               Robert G. Galli
531 Willow Avenue                         150 Columbus Avenue, Apt. 9E
Ambler, PA 19002                          New York, NY 10023

/s/ Paul Clinton                          /s/ Lacy Herrmann
----------------                          -----------------
Paul Clinton                              Lacy Herrmann
39 Blossom Avenue                         6 Whaling Road
Osterville, MA 02655                      Darien, CT 06820

/s/ Thomas Courtney                       /s/ Brian Wruble
-------------------                       ----------------
Thomas Courtney                           Brian Wruble
Backbone Road                             318 West 78th Street
P.O. Box 580                              New York, NY 10024-6503
Sewickly, PA 15143